EXHIBIT 99.3

Monarch America, Inc.

(formerly Cannabis Kinetics Corp.)

Unaudited Pro Forma Consolidated Financial Statements

(Expressed in U.S. dollars)

Index

Unaudited Pro Forma Consolidated Balance Sheet as at August 31, 2014	F-2

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended November 30, 2013	F-3

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended August 31, 2014	F-4

Notes to the Unaudited Pro Forma Consolidated Financial Statements	F-5

F-1

Monarch America, Inc.

(formerly Cannabis Kinetics Corp.)

Unaudited Pro Forma Consolidated Balance Sheet

As at August 31, 2014

(Expressed in U.S. dollars)

	Monarch America As at August 31,	The Big Tomato As at September 30,		Pro Forma Adjustments	Pro Forma
	2014 $	2014 $		(Note 3) $	Consolidated $

ASSETS
Current assets
Cash	75,396	9,892	(a)	400,000	85,288
			(b)	(400,000)
Inventory	–	281,172		–	281,172
Prepaid expenses and deposits	3,421	12,134		–	15,555

Total Current Assets	78,817	303,198		–	382,015

Property and equipment, net	–	9,066		–	9,066
Note Receivable – Related Party	60,131	–		–	60,131

Total Assets	138,948	312,264		–	451,212

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	13,150	193,709		–	206,859
Due to related parties	195,250	–		–	195,250
Promissory note payable – current portion	–	–	(a)	400,000	1,400,000
			(b)	1,000,000
Subscriptions received	10,000	–		–	10,000

Total Current Liabilities	218,400	193,709		1,400,000	1,812,109

Promissory note payable	–	–	(b)	1,000,000	1,000,000

Total Liabilities	218,400	193,709		2,400,000	2,812,109

STOCKHOLDERS’ (DEFICIT) EQUITY

Preferred stock

Series A preferred stock	275	–		–	275
Series B preferred stock	20	–		–	20

Common stock	87,400	5,000	(b)	(5,000)	95,500
			(b)	8,100

Additional paid-in capital	321,845	5,459	(b)	(321,845)	(2,564,788)
			(b)	(2,570,247)

Retained earnings (deficit)	(488,992)	108,096	(b)	488,992	108,096

Total Stockholders’ (Deficit) Equity	(79,452)	118,555		(2,400,000)	(2,360,897)

Total Liabilities and Stockholders’ (Deficit) Equity	138,948	312,264		–	451,212

(See accompanying notes to the unaudited pro forma consolidated financial statements)

F-2

Monarch America, Inc.

(formerly Cannabis Kinetics Corp.)

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended November 30, 2013

(Expressed in U.S. dollars)

	Monarch America Year Ended November 30,	The Big Tomato Year Ended December 31,	Pro Forma Adjustments	Pro Forma
	2013 $	2013 $	(Note 3) $	Consolidated $

Revenue	–	2,460,261	–	2,460,261
Cost of sales	–	(1,906,466)	–	(1,906,466)

Gross Profit	–	553,795	–	553,795

Operating Expenses

Advertising	–	11,027	–	11,027
Amortization	–	14,344	–	14,344
Insurance	–	44,673	–	44,673
General and administrative	44,563	115,879	–	160,442
Professional fees	–	21,769	–	21,769
Rent	–	113,514	–	113,514
Wages	–	292,691	–	292,691
Total Operating Expenses	(44,563)	(613,897)	–	(658,460)

Loss Before Other Items	(44,563)	(60,102)	–	(104,665)

Other Items

Interest expense	–	(33)	–	(33)
Loss on disposal of equipment	–	(1,165)	–	(1,165)

Net Loss	(44,563)	(61,300)	–	(105,863)

Pro Forma Net Loss per Share – Basic and Diluted (Note 5)				–

Pro Forma Weighted Average Shares Outstanding				95,100,003

(See accompanying notes to the unaudited pro forma consolidated financial statements)

F-3

Monarch America, Inc.

(formerly Cannabis Kinetics Corp.)

Unaudited Pro Forma Consolidated Statement of Operations

Nine Months Ended August 31, 2014

(Expressed in U.S. dollars)

	Monarch America Nine Months Ended August 31,	The Big Tomato Nine Months Ended September 30,	Pro Forma Adjustments	Pro Forma
	2014 $	2014 $	(Note 3) $	Consolidated $

Revenue	–	2,310,318	–	2,310,318
Cost of sales	–	(1,674,969)	–	(1,674,969)

Gross Profit	–	635,349	–	635,349

Operating Expenses

Advertising	–	11,855	–	11,855
Amortization	–	6,613	–	6,613
Insurance	–	34,011	–	34,011
General and administrative	398,257	74,716	–	472,973
Professional fees	–	17,378	–	17,378
Rent	–	86,536	–	86,536
Wages	–	205,112	–	205,112
Total Operating Expenses	(398,257)	(436,221)	–	(834,478)

(Loss) Income Before Other Items	(398,257)	199,128	–	(199,129)

Other Items

Interest income (expense)	–	7,766	–	(86)

Net Income (Loss)	(398,257)	206,894	–	(191,363)

Pro Forma Net Loss per Share – Basic and Diluted (Note 5)				–

Pro Forma Weighted Average Shares Outstanding				95,139,963

(See accompanying notes to the unaudited pro forma consolidated financial statements)

F-4

Monarch America, Inc.

(formerly Cannabis Kinetics Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

(Expressed in U.S. dollars)

1.	Basis of Presentation

These unaudited pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP). These pro forma consolidated financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of Monarch America, Inc. (formerly Cannabis Kinetics) (“Monarch America”) and Jeremy N. Stout, Inc. (d/b/a The Big Tomato) (the “The Big Tomato”). Effective December 18, 2014, Cannabis Kinetics Corp. changed its name to Monarch America, Inc. and completed a 3-for-1 forward stock split. All share and per share numbers have been retroactively adjusted to reflect the forward stock split.

These pro forma consolidated financial statements have been compiled from and include:

(a)

an unaudited pro forma consolidated balance sheet combining the audited balance sheet of Monarch America as at August 31, 2014, with the audited balance sheet of The Big Tomato as at September 30, 2014, giving effect to the transaction as if it occurred on September 30, 2014; and

(b)

an unaudited pro forma consolidated statement of operations combining the audited statement of operations of Monarch America for the year ended November 30, 2013, with the audited statement of operations of The Big Tomato for the year ended December 31, 2013, giving effect to the transaction as if it occurred on December 1, 2012.

(c)

an unaudited pro forma consolidated statement of operations combining the unaudited consolidated statement of operations of Monarch America for the nine months ended August 31, 2014, with the unaudited statement of operations of The Big Tomato for the nine months ended September 30, 2014, giving effect to the transaction as if it occurred on December 1, 2013; and

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Monarch America and The Big Tomato for the years ended November 30, 2013, and December 31, 2013, respectively. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Monarch America and The Big Tomato.

It is management’s opinion that these pro forma consolidated financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with Cannabis Kinetics’ accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma consolidated statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Monarch America which would have actually resulted had the proposed transaction been effected on the date indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors, and could result in a change to the unaudited pro forma financial statements.

2.	Proposed Transaction

On October 17, 2014, Monarch America entered into a Plan of Merger (“share purchase agreement”) with The Big Tomato, whereby Monarch America agreed to acquire all of the outstanding shares of The Big Tomato in consideration for cash of $400,000, promissory notes in the aggregate amount of $2,000,000 and 8,100,000 post-split shares of restricted common stock. Each note will be payable in eight equal installments of $125,000 plus interest at 8% per annum. Each note will be secured by all of the assets and shares of The Big Tomato.

The Plan of Merger was treated as a reverse merger with The Big Tomato deemed the accounting acquirer and Monarch America deemed the accounting acquiree under the purchase method of accounting. The reverse merger is deemed a recapitalization and the pro forma consolidated financial statements represent the continuation of the financial statements of The Big Tomato (the accounting acquirer/legal subsidiary) except for its capital structure. Assets acquired and liabilities assumed are reported at their historical amounts. The equity structure reflects the equity structure of Cannabis Kinetics, the legal parent, and the equity structure of The Big Tomato, the accounting acquirer, as restated to reflect the number of shares of the legal parent.

The preliminary allocation of the purchase price is summarized in the table below and is subject to change.

Net book value of Monarch America net assets (liabilities) to be acquired	$

Cash	75,396
Prepaid expenses and deposits	3,421
Note receivable – Related Party	60,131
Accounts payable and accrued liabilities	(13,150)
Due to related parties	(195,250)
Subscription received	(10,000)

(79,452)

F-5

Monarch America, Inc.

(formerly Cannabis Kinetics Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

(Expressed in U.S. dollars)

3.	Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a)

Financing requirements to fund the acquisition have been assumed to be $400,000, representing management’s best estimate. The pro forma adjustment reflects the proceeds from promissory notes of $400,000.

(b)

The acquisition has been accounted for using the purchase method of accounting with The Big Tomato identified as the acquirer and the business acquired recorded at book value. The pro forma adjustment reflects the purchase price of $400,000 in cash, $2,000,000 in promissory notes and 8,100,000 shares of common stock. The common stock of $5,000 of The Big Tomato and the accumulated deficit of $488,992 and the additional paid-in capital of $321,845 of Cannabis Kinetics’ as at August 31, 2014, are eliminated upon recapitalization. Upon recapitalization, a charge of $2,892,092 was recognized against additional paid-in capital, reflecting the recapitalization and the difference between the purchase price and the net book value of the net liabilities of Monarch America to be acquired.

4.	Pro Forma Share Capital

Pro forma share capital as at August 31, 2014, has been determined as follows:

	Number of shares	Amount $

Issued common shares of Cannabis Kinetics, August 31, 2014	87,399,603	87,400
Shares issued in connection with the share purchase agreement	8,100,000	8,100

Pro forma balance	95,499,603	95,500

5.	Pro Forma Net Income (Loss) Per Share

Pro forma basic and diluted income (loss) per share for the year ended November 30, 2013, and for the nine months ended August 31, 2014, have been calculated based on actual weighted average number of Monarch America common shares outstanding for the periods and the assumed number of Monarch America shares issued to The Big Tomato shareholders being effective on December 1, 2013.

	Year Ended November 30, 2013 $	Nine Months Ended August 31, 2014 $

Basic pro forma net loss per share computation

Numerator:
Pro forma net loss available to shareholders	(105,863)	(191,363)

Denominator:
Monarch America weighted average shares outstanding	87,000,003	87,115,206
Shares issued to The Big Tomato shareholders	8,100,000	8,100,000
Pro forma weighted average shares outstanding, basic and diluted	95,100,003	95,215,206

Pro forma net loss per share, basic and diluted	–	–

F-6